Exhibit 29



                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 11-K


        (Mark One)

     X Annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (Fee Required)

        For the fiscal year ended December 31, 1995

                                OR

        Transition report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (No Fee Required)

        For the transition period from            to

        Commission file number   1-4663


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                 CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                 Crompton & Knowles Corporation
                One Station Place - Metro Center
                  Stamford, Connecticut  06902


                          Exhibit 29






                CROMPTON & KNOWLES CORPORATION

                Employee Stock Ownership Plan

                        EXHIBIT INDEX

        Form 11-K for the Fiscal Year Ended December 31, 1995

Exhibit                       Description
  No.                         of Exhibit

  1. Consent of KPMG Peat Marwick LLP independent certified public accountants.








            CROMPTON & KNOWLES CORPORATION
            EMPLOYEE STOCK OWNERSHIP PLAN
            STATEMENTS OF FINANCIAL CONDITION
            DECEMBER 31, 1995 AND 1994
            PLAN ASSETS AND EQUITY

                                          1995
   Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,110,683 shares at market
  value (cost $ 15,647,527)
  in 1995 and 1,978,585
  shares at market value
  (cost $ 12,378,799) in 1994
 $      -     $ 27,966,550 $      -     $      -     $      -     $ 27,966,550

  Hartford Life Insurance
  Company group annuity
  contract
 17,882,428        -        3,196,868      647,252      309,648    22,036,196

 Cash and short-term
 investments at cost,
 which approximates market
    -           26,164        -            -            -           26,164

 Contribution receivable
 from Crompton & Knowles
 Corporation
 67,233      297,111       34,216       15,525        7,501      421,586

 Plan Assets and Equity
$ 17,949,661 $ 28,289,825 $  3,231,084 $    662,777 $    317,149 $ 50,450,496


                                          1994
   Fixed         C&K         Equity      Advisers     Mortgage
 Income Fund   Stock Fund      Fund         Fund         Fund        Total
 Investments:

  Common stock of Crompton
  & Knowles Corporation -
  2,110,683 shares at market
  value (cost $ 15,647,527)
  in 1995 and 1,978,585
  shares at market value
  (cost $ 12,378,799) in 1994
 $      -     $ 32,152,006 $      -     $      -     $      -     $ 32,152,006

  Hartford Life Insurance
  Company group annuity
  contract
 15,009,184        -        2,387,815      648,256      237,916   18,283,171

 Cash and short-term
 investments at cost,
 which approximates market
    -           35,644        -            -            -           35,644

 Contribution receivable
 from Crompton & Knowles
 Corporation
   55,080      288,372       23,920        9,869        1,619      378,860

 Plan Assets and Equity
$ 15,064,264 $ 32,476,022 $  2,411,735 $    658,125 $    239,535 $ 50,849,681



                            See accompanying notes to financial statements




               CROMPTON & KNOWLES CORPORATION
               EMPLOYEE STOCK OWNERSHIP PLAN
               STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                             1995
   Fixed         C&K         Equity      Advisers     Mortgage
 Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
 $      2,885 $  1,072,287 $    2,371   $    1,257     $    190  $  1,078,990

 Realized gain on sale
 of investments and
 withdrawals
        -        1,297,120        -            -            -        1,297,120


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
    1,051,264        -            -            -            -        1,051,264

 Net investment
 income
    1,054,149    2,369,407        2,371        1,257          190    3,427,374

Increase (decrease) in unrealized
appreciation of
investments
       -       (7,454,185)     824,777      120,815       37,820   (6,470,773)

Contributions:
 Employee
 Rollovers
      67,972        1,846      104,571       17,065        -          191,454
 Employees
     881,159    1,741,948      373,786      158,134       73,737    3,228,764
 Employer - Net of
 forfeitures
       -        2,043,854        -            -            -        2,043,854

Withdrawals and
Distributions
   (936,731)  (1,662,650)    (159,231)     (48,740)     (12,506)  (2,819,858)

Employee interfund
transfers
  1,818,848   (1,226,417)    (326,925)    (243,879)     (21,627)      -

Net increase/(decrease) in
Plan Equity
for the year
  2,885,397   (4,186,197)     819,349        4,652       77,614     (399,185)

Plan Equity at beginning
of year
 15,064,264   32,476,022    2,411,735      658,125      239,535   50,849,681

Plan Equity at
end of year
$ 17,949,661 $ 28,289,825 $  3,231,084 $    662,777 $    317,149 $ 50,450,496


                                             1994
    Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
$     4,357   $    879,230  $    4,847   $    1,583   $    652    $   890,669

 Realized gain on sale
 of investments and
 withdrawals
       -        1,242,744        -            -            -        1,242,744


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
     949,787        -            -            -            -          949,787

 Net investment
 income
     954,144    2,121,974        4,847        1,583          652    3,083,200

Increase (decrease) in unrealized
appreciation of
investments
       -      (12,033,946)      25,662      (14,931)      (4,103) (12,027,318)

Contributions:
 Employee
 Rollovers
       1,039        -              221        -            -            1,260
 Employees
     701,355    1,548,111      268,877       94,419       53,431    2,666,193
 Employer - Net of
 forfeitures
       -        1,676,755        -            -            -        1,676,755

Withdrawals and
Distributions
    (972,580)  (2,231,903)    (122,309)     (28,957)     (15,192)  (3,370,941)

Employee interfund
transfers
     750,591   (1,286,569)     416,791      123,419       (4,232)       -

Net increase/(decrease) in
Plan Equity
for the year
   1,434,549  (10,205,578)     594,089      175,533       30,556   (7,970,851)

Plan Equity at beginning
of year
  13,629,715   42,681,600    1,817,646      482,592      208,979   58,820,532

Plan Equity at
end of year
$ 15,064,264 $ 32,476,022 $  2,411,735 $    658,125 $    239,535 $ 50,849,681


                                             1993
    Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
 $    1,755   $    755,945 $      1,371   $      352   $     288  $   759,711

 Realized gain on sale
 of investments and
 withdrawals
       -         4,614,837        -            -            -       4,614,837


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
     865,918        -             -            -            -         865,918

 Net investment
 income
     867,673    5,370,782        1,371          352          288    6,240,466

Increase (decrease) in unrealized
appreciation of
investments
       -       (5,181,885)     206,916       42,937        8,885   (4,923,147)

Contributions:
 Employee
 Rollovers
      13,566        -            -            -            -           13,566
 Employees
     860,790    1,435,118      207,199       67,839       56,070    2,627,016
 Employer - Net of
 forfeitures
       -        1,617,481        -            -            -        1,617,481

Withdrawals and
Distributions
  (1,684,871)  (5,012,089)     (67,674)     (42,839)      (3,371)  (6,810,844)

Employee interfund
transfers
   1,448,397   (1,605,768)     112,091       48,780       (3,500)       -

Net increase/(decrease) in
Plan Equity
for the year
   1,505,555   (3,376,361)     459,903      117,069       58,372   (1,235,462)

Plan Equity at beginning
of year
  12,124,160   46,057,961    1,357,743      365,523      150,607   60,055,994

Plan Equity at
end of year
$ 13,629,715 $ 42,681,600 $  1,817,646 $    482,592 $    208,979 $ 58,820,532


     See accompanying notes to financial statements




                  CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1995 and 1994


1.   Basis of Presentation
The accompanying financial statements have been prepared on an accrual basis. Securities transactions are recorded on the trade date, and dividend income is recorded on the ex-dividend date.

2.   Plan Description
The Employee Stock Purchase and Savings Plan was adopted by the Board of Directors of Crompton & Knowles Corporation (the "Corporation") on January 27, 1976. Effective July 1, 1989 the Board of Directors amended the Plan to convert it into an Employee Stock Ownership Plan (the "Plan"). The Plan permits an eligible employee to elect to participate by authorizing a withholding of an amount equal to 1%, 2%, 3%, 4%, 5% or 6% of compensation as the basic contribution to the Plan. Contributions by the Corporation to the Plan were made at an amount equal to 66 2/3% of each participating employee's basic employee contribution to the Plan.

Funds contributed under the Plan are held in a trust fund (the
"Trust") and were invested in five investment funds, the Crompton
& Knowles Stock Fund ("C&K Stock Fund"), the Fixed Income Fund, the Equity Fund, the Advisers Fund, and the Mortgage Fund.

The C&K Stock Fund is a fund invested entirely in common stock of Crompton & Knowles Corporation, and contributions by the Corporation to the Plan are invested in this fund. The market value of the common stock is based on quotations from the New
York Stock Exchange.

The Fixed Income Fund is a fund invested under an agreement with Hartford Life Insurance Company (the "Hartford") pursuant to which the Hartford guarantees the repayment of principal and the payment of interest on all amounts on deposit at an effective annual rate of interest of 6.5% on, and after January 1, 1995, (6.885% for the period January 1, 1994 through December 31, 1994, and 7.25% for the period January 1, 1993 through December 31,
1993).

The value of the Fixed Income Fund is based on contributions invested and reinvested, interest earned, less withdrawals and distributions.

The Equity Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account A, which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. This fund invests primarily in equity securities such as common stocks and securities convertible into common stock. The Equity Fund is valued based on a unit value as determined by the fund manager as follows:

                                 12/31/95        12/31/94
           Unit Value            $126.392         $91.101
           Total Units Held    25,293.156      26,210.454

The related cost of the Equity Fund at December 31, 1995 was $2,245,895, and $2,060,686 at December 31, 1994.

The Advisers Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account V which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford.
Assets in the Separate Account V are invested in the HVA Advisers
Fund, Inc. The Hartford Investment Management Company is an investment advisor to the fund, and Wellington Management is sub-advisor to the fund. This fund invests in common stocks, debt securities, and money market instruments. The Advisers Fund is valued based on a unit of value as determined by the fund manager as follows:

                                12/31/95        12/31/94
         Unit Value              $1.708          $1.338
         Total Units Held      378,784.417     484,397.471

The related cost of the Advisers Fund at December 31, 1995 was $531,228, and $603,983 at December 31, 1994.

The Mortgage Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account G which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. The assets in the Separate Account G are invested solely in the Hartford GNMA/Mortgage Securities Fund. Inc. The Hartford Investment Management Company is an investment advisor to the fund. This fund invests in mortgage related securities, including securities issued by the Government National Mortgage Association. The Mortgage Fund is valued based on a unit value as determined by the fund manager as follows:

                                   12/31/95       12/31/94
           Unit Value               $30.764        $26.623
           Total Units Held      10,065.191      8,936.394

The related cost of the Mortgage Fund at December 31, 1995 was $269,734, and $233,084 at December 31, 1994.

Assets in any of the five funds may be invested in short term government or other securities pending permanent investment.
Earnings on each fund will be reinvested in that fund.

Each participant is permitted to elect to have his basic contribution invested in any of the five funds in 10% increments.
As of December 31, 1995 and 1994 the number of participants by fund were as follows:

                              1995           1994
     Stock Fund               1,541          1,293
     Fixed Income Fund          994            867
     Equity Fund                503            360
     Advisers Fund              225            128
     Mortgage Fund              142            104

As of the first day of any month, but not more frequently than once in any six-month period, a participant may elect to transfer any part of the value of his basic employee account or his supplemental employee account, which is invested in one of the funds, to any of the other funds except the Fixed Income Fund and the Mortgage Fund. Any such transfer must be in increments of 5% of the amount invested in the fund from which the transfer is being made.

3.   Income Taxes
The Internal Revenue Service has issued a determination letter to the effect that the Plan as amended through 1994 is a qualified plan under Section 401(a) of the Internal Revenue Code of 1954
(the Code), as amended.

The Board of Directors of the Corporation amended the Plan, effective as of July 1, 1989, to convert it to an employee stock ownership plan. The amendments to the Plan included both changes to convert the Plan to an employee stock ownership plan and other changes required or permitted by the Code. Management and counsel believe that these amendments will not effect the qualified status of the Plan.

It is believed that, in general, the federal income tax consequences of participation in the Plan under present law will be as follows:

Participants are not subject to federal income tax on employer contributions made under the Plan or on income earned by the Trust until amounts are withdrawn or distributed. Any withdrawal from the Plan will be tax free to the extent of the participant's contributions to the Plan prior to 1987. If the amount exceeds such pre-1987 contributions of the participant, the excess will be treated as being in part a tax free return of the participant's contribution made to the Plan after 1986 and in part as a taxable distribution subject to federal income tax at ordinary rates based on the ratio at the time of withdrawal of the participant's total contributions after 1986 to the total value of the participant's accounts. If the withdrawal or distribution qualifies as a lump sum distribution, amounts attributable to participation in a predecessor plan prior to 1974 may qualify for capital gains treatment (phased out over the years 1987-1991), and the ordinary income portion attributable to post-1973 participation may be taxed under a special five-year income averaging provision if the participant is over age 59 1/2 (or a special ten-year income averaging provision if the participant turned 50 before January 1, 1986). If a distribution includes shares of common stock of Crompton & Knowles Corporation, taxation of any appreciation in the value of such shares over their cost to the Trust will be deferred until the later sale or exchange of such shares. Taxable withdrawals or distributions after January 1, 1987, in addition to being taxed as ordinary income will be subject to an additional 10% income tax unless the withdrawal or distribution is on account of the death or disability of the participant, is made after he turns age 59 1/2 or retires after age 55, or is used for certain deductible medical expenses. A participant who receives total distributions from all retirement plans in a single year in excess of $150,000 ($144,551 in some cases) may be subject to an excise tax of 15% of the excess amount.

The foregoing is only a brief summary of the tax consequences of participation in the Plan. Each participant should consult his own personal advisor to review the tax consequences of making any elections under the Plan and to determine his own tax liability.

4.   Participant Vesting
A participant in the Plan is fully vested in all of his accounts under the Plan upon his death, retirement, disability, or attainment of age 65 or upon change in control of the Corporation. A participant whose employment terminates for any reason before his death or retirement is entitled to receive l00% of his own contributions plus earnings thereon and will receive his employer contribution account plus earnings thereon based upon a schedule under which the account is 100% vested after five years of participation in the Plan, or after completion of five years of service with the Corporation. The non-vested portion of the employer contribution account will be forfeited under certain circumstances and held to reduce future contributions to be made by the Corporation to the Plan.

5.  Investments
A. Unrealized appreciation in Crompton & Knowles Corporation common stock:

                       12/31/95   12/31/94    12/31/93

Unrealized
apprec. at the
beginning of
the year            $19,773,208  $31,807,154  $36,989,039

Unrealized
apprec. at the
end of the year      12,319,023   19,773,208   31,807,154

Increase/(decrease)
in unrealized
appreciation        $(7,454,185) $(12,033,946) $(5,181,885)

B.   Net purchases (sales) of shares of Crompton & Knowles
Corporation common stock consist of the following:

                       Contributions                   Net
                            And        Sales and    Purchases
                         Purchases    Withdrawals    (Sales)


     1995
     No. of shares     283,757          151,659         132,098
     Cost amount    $4,307,961       $1,039,233      $3,268,728

     1994
     No. of shares     145,724           86,429          59,295
     Cost amount    $2,446,717          485,144      $1,961,573

     1993
     No. of shares     131,841          269,060       (137,219)
     Cost amount    $2,924,833       $1,275,893      $1,648,940


    C. Gain on sale of investments and withdrawals of Crompton &
       Knowles Common Stock:
                   1995           1994         1993
     Aggregate
     proceeds   $2,336,353    $1,727,888    $5,890,730

     Aggregate cost
    (FIFO)      1,039,233        485,144     1,275,893

     Net gain  $1,297,120     $1,242,744     $4,614,837


6.  Plan Expenses
Significant costs of Plan administration, which are payable from the Trust or by the Corporation, are generally paid by the Corporation.




                   INDEPENDENT AUDITORS' REPORT





The Board of Directors
Crompton & Knowles Corporation:


We have audited the accompanying statements of financial condition of Crompton & Knowles Corporation Employee Stock Ownership Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1995 and 1994, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                /s/ KPMG Peat Marwick LLP


Stamford, Connecticut
March 15, 1996